Exhibit 24.1

POWER OF ATTORNEY

(Form S-8 for Inducement Option Awards to
Gerald T. Hughes and Kathryn Pepper-Miller)

Each of the undersigned directors of School Specialty, Inc., a Wisconsin corporation (the “Company”) designates each of Michael P. Lavelle and David N. Vander Ploeg, with the power of substitution, as the undersigned’s true and lawful attorney-in-fact for the purpose of:  (i) executing in the undersigned’s name and on the undersigned’s behalf the Company’s Registration Statement on Form S-8 relating to the shares of Company common stock to be issued pursuant to the Stock Option Agreements (time- and performance-based vesting) dated as of April 2, 2012 between the Company and Gerald T. Hughes, and the Stock Option Agreements (time- and performance-based vesting) dated as of April 16, 2012 between the Company and Kathryn Pepper-Miller, including any related amendments (including post-effective amendments) and/or supplements to said Form S-8; (ii) generally doing all things in the undersigned’s name and on the undersigned’s behalf in the undersigned’s capacity as a director to enable the Company to comply with the provisions of the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission; and (iii) ratifying and confirming the undersigned’s signature as it may be signed by the attorney-in-fact to the Form S-8 and any related amendments (including post-effective amendments) and/or supplements thereto.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney, on one or more counterparts, as of the 10th day of September, 2012.

/s/ Terry L. Lay	/s/ Herbert A. Trucksess, III
Terry L. Lay	Herbert A. Trucksess, III

/s/ Edward C. Emma	/s/ Jacqueline F. Woods
Edward C. Emma	Jacqueline F. Woods

/s/ A. Jacqueline Dout	/s/ David J. Vander Zanden
A. Jacqueline Dout	David J. Vander Zanden

Jonathan J. Ledecky